Exhibit 107

CALCULATION OF FILING FEE TABLE

Form F-1
(Form Type)

REDHILL BIOPHARMA LTD.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(5)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value NIS 0.01 per share(2)(3)	457(c)	4,240,000,000	$0.0012(4)	$5,088,000(4)	0.0001476	$750.99
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$5,088,000		$750.99
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$750.99

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the American Depositary Shares (“ADSs”) representing ordinary shares offered hereby also include an indeterminate number of additional ordinary shares and ADSs as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other transactions. In addition, up to 10,600,000 ADSs, representing 4,240,000,000 ordinary shares, may be sold from time to time pursuant to this registration statement by the selling shareholder named herein.

(2)
ADSs evidenced by American Depositary Receipts issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6EF (File No. 333-268713). Each ADS represents four hundred (400) ordinary shares.

(3)
Represents ordinary shares represented by ADSs registered for resale by the selling shareholder described herein. Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate amount and number of ordinary shares as may be issued upon conversion, exchange, exercise or settlement of any other securities that provide for such conversion, exchange, exercise or settlement.

(4)
Estimated solely for the purpose of computing the amount of the registration fee for the ADSs being registered in accordance with Rule 457(c) under the Securities Act based upon a proposed maximum aggregate offering price per unit of $0.51 per ADS (equivalent to $0.0012 per ordinary share), the average of the high and low prices for an ADS of the registrant as reported on the Nasdaq Capital Market on February 6, 2024, which date is within five business days of the filing of this registration statement.

(5)	The registrant does not have any fee offsets.